Exhibit 1(d)
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                                                        Draft--February 20, 1996


                       LORD ABBETT TAX-FREE INCOME TRUST
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                                 AMENDMENT TO
                             DECLARATION OF TRUST
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     The undersigned, being at least a majority of the Trustees of Lord Abbett
Tax-Free Income Trust, a Massachusetts business trust (the "Trust"), organized pursuant to a Declaration of Trust dated September 11, 1991 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Florida Series of the Trust, to be designated the Class C shares of the Florida Series. The initial class of shares of the Florida Series of the Trust shall be designated the Class A shares of the Florida Series.

     Any variations between such classes as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

     This instrument shall constitute an amendment to the Declaration.
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     IN WITNESS WHEREOF, the undersigned have executed this instrument this
_____ day of ____________, 1996.



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State of New York  )
                   )  ss.
Count of New York  )

     On _____________ ___, 1996, there personally appeared before me the above-named [insert names of Trustees executing amendment] who severally acknowledged the foregoing instrument to be their free act and deed.

                                        Before me


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                                        Notary Public


My commission expires

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